UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2009

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On November 24, 2009, we announced financial results for our third quarter ended October 31, 2009. Net service revenues were $37.7 million in the third quarter of fiscal year 2010, a decrease from the $47.7 million in the same prior year period. Net technology revenues increased by $5.4 million from $4.0 million in the third quarter ended October 31, 2008 as compared to $9.4 million for the third quarter ended October 31, 2009. Included in the third quarter ended October 31, 2009, was recognition of Comcast development revenues of $5.2 million. The net loss for the quarter was ($6.7) million or ($0.06) per basic and diluted share, compared to a net income of $100.6 million or $1.00 per basic share and $0.98 per diluted share, for the quarter ended October 31, 2008, which included litigation proceeds of $87.8 million and interest income of $16.8 million related to our EchoStar litigation. We ended this quarter with approximately $245 million in cash and short term investments, compared to approximately $238 million in cash and short term investments in the prior quarter. Additionally, we continue to have no debt.

As of October 31, 2009 our total subscriptions were approximately 2.7 million. TiVo-Owned subscription gross additions were 34,000 for the quarter, compared to 44,000 in the third quarter fiscal year 2009. TiVo-Owned net subscription losses were 45,000 in the quarter ended October 31, 2009 as compared to 28,000 in the quarter ended October 31, 2008. Our monthly churn rate was 1.7% for the quarter ended October 31, 2009 as compared to 1.4% for the quarter ended October 31, 2008. The installed base of MSO/Broadcasters’ TiVo subscriptions has declined to approximately 1.2 million from 1.8 million a year ago.

On November 23, 2009, we entered into a Strategic Alliance Agreement in the United Kingdom with Virgin Media Limited to exclusively license the TiVo software and service in return for certain monthly fees. The monthly fees, which commence upon delivery, are guaranteed and increase over time. The agreement has a multi-year term with additional limited renewal rights granted to Virgin. The agreement creates a mutually exclusive distribution arrangement under which TiVo will develop software for DVR set top box platforms and non-DVR set top boxes that will be deployed in the future by Virgin in the United Kingdom. Virgin Media will promote the product and will have exclusive rights to use the TiVo brand and technology in the United Kingdom. As part of the agreement, Virgin Media and TiVo have entered into a mutual covenant not to assert with regards to each party’s intellectual property.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and share amounts)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2009	2008	2009	2008
Revenues
Service revenues	$37,701	$47,676	$121,330	$144,293
Technology revenues	9,351	3,997	23,086	15,773
Hardware revenues	9,808	12,777	24,717	30,421

Net revenues	56,860	64,450	169,133	190,487
Cost of revenues
Cost of service revenues (1)	10,021	10,984	30,002	33,423
Cost of technology revenues (1)	5,924	2,516	16,269	9,560
Cost of hardware revenues	14,436	16,339	37,947	41,978

Total cost of revenues	30,381	29,839	84,218	84,961

Gross margin	26,479	34,611	84,915	105,526

Research and development (1)	15,370	16,553	44,794	46,624
Sales and marketing (1)	5,727	6,585	16,885	18,427
Sales and marketing, subscription acquisition costs	1,206	2,301	3,026	4,348
General and administrative (1)	11,165	10,344	34,634	31,549
Litigation proceeds	—	(87,811)	—	(87,811)

Total operating expenses	33,468	(52,028)	99,339	13,137

Income (loss) from operations	(6,989)	86,639	(14,424)	92,389

Interest income, includes $16,789 related to litigation proceeds in the three and nine months ended October 31, 2008	287	17,213	613	18,213
Interest expense and other	9	(94)	87	(275)

Income (loss) before income taxes	(6,693)	103,758	(13,724)	110,327
Provision for income taxes	24	(3,132)	(11)	(3,168)

Net income (loss)	$(6,669)	$100,626	$(13,735)	$107,159

Net income (loss) per common share - basic	$(0.06)	$1.00	$(0.13)	$1.07

Net income (loss) per common share - diluted	$(0.06)	$0.98	$(0.13)	$1.04

Weighted average common shares used to calculate basic net income (loss) per share	107,822,339	100,804,813	105,333,594	100,085,600

Weighted average common shares used to calculate diluted net income (loss) per share	107,822,339	102,569,559	105,333,594	102,557,877

(1) Includes stock-based compensation expense as follows :
Cost of service revenues	$280	$244	$832	$674
Cost of technology revenues	636	481	1,807	1,594
Research and development	2,001	2,448	6,452	6,570
Sales and marketing	664	656	1,899	1,532
General and administrative	2,568	2,541	8,213	7,050

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share and share amounts)

(unaudited)

	October 31, 2009	January 31, 2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$84,015	$162,337
Short-term investments	161,021	44,991
Accounts receivable, net of allowance for doubtful accounts of $916 and $770	15,251	14,283
Inventories	6,807	13,027
Prepaid expenses and other, current	11,441	4,896

Total current assets	278,535	239,534
LONG-TERM ASSETS
Property and equipment, net	10,744	10,285
Purchased technology, capitalized software, and intangible assets, net	9,799	10,597
Prepaid expenses and other, long-term	1,361	1,268
Long-term investments	7,136	3,944

Total long-term assets	29,040	26,094

Total assets	$307,575	$265,628

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$19,284	$9,844
Accrued liabilities	24,970	25,054
Deferred revenue, current	41,663	47,560

Total current liabilities	85,917	82,458
LONG-TERM LIABILITIES
Deferred revenue, long-term	25,744	28,557
Deferred rent and other long-term liabilities	126	126

Total long-term liabilities	25,870	28,683

Total liabilities	111,787	111,141
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001:
Authorized shares are 10,000,000;
Issued and outstanding shares - none	—	—
Common stock, par value $0.001:
Authorized shares are 275,000,000;
Issued shares are 109,886,157 and 103,604,015, respectively and outstanding shares are 109,328,600 and 103,370,523, respectively	110	104
Additional paid-in capital	886,994	829,273
Accumulated deficit	(685,931)	(672,196)
Treasury stock, at cost - 557,557 shares and 233,492 shares, respectively	(4,251)	(1,659)
Accumulated other comprehensive loss	(1,134)	(1,035)

Total stockholders’ equity	195,788	154,487

Total liabilities and stockholders’ equity	$307,575	$265,628

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended October 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income(loss)	$(13,735)	$107,159
Adjustments to reconcile net income(loss) to net cash provided by(used in) operating activities:
Depreciation and amortization of property and equipment and intangibles	6,859	7,469
Stock-based compensation expense	19,203	17,420
Inventory write-down		742
Utilization of trade credits	23	—
Allowance for doubtful accounts	147	658
Changes in assets and liabilities:
Accounts receivable	(1,115)	2,462
Inventories	6,220	3,838
Prepaid expenses and other	(6,661)	(1,337)
Accounts payable	8,799	(10,057)
Accrued liabilities	(36)	(3,910)
Deferred revenue	(5,897)	(19,928)
Deferred rent and other long-term liabilities	(2,813)	667

Net cash provided by operating activities	$10,994	$105,183

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(268,852)	(14,950)
Sales or maturities of short-term investments	152,931	15,317
Purchase of long-term investment	(3,400)	—
Acquisition of property and equipment	(4,347)	(3,786)
Acquisition of intangibles	(1,532)	(319)

Net cash used in investing activities	$(125,200)	$(3,738)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock related to exercise of common stock options	36,204	7,471
Proceeds from issuance of common stock related to employee stock purchase plan	2,320	2,844
Treasury Stock - repurchase of stock for tax withholding	(2,592)	(813)
Payment under capital lease obligation	(48)	(1)

Net cash provided by financing activities	$35,884	$9,501

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(78,322)	$110,946

CASH AND CASH EQUIVALENTS:
Balance at beginning of period	162,337	78,812

Balance at end of period	$84,015	$189,758

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended October 31,
(Subscriptions in thousands)	2009	2008
TiVo-Owned Subscription Gross Additions	34	44

Subscription Net Additions/(Losses):
TiVo-Owned	(45)	(28)
*MSOs/Broadcasters	(269)	(135)

Total Subscription Net Additions/(Losses)	(314)	(163)

Cumulative Subscriptions:
TiVo-Owned	1,537	1,658
MSOs/Broadcasters	1,199	1,802

Total Cumulative Subscriptions	2,736	3,460
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	58%	60%

Included in the 1,537,000 TiVo-Owned subscriptions are approximately 237,000 lifetime subscriptions that have reached the end of the period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

*	MSOs/Broadcasters Subscription Net Additions/(Losses) in the third quarter ended October 31, 2009 would have been a loss of (123,000) subscriptions, excluding a one time reduction of (146,000) subscriptions associated with a subscription over-reporting error by DIRECTV.

Subscriptions. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. The TiVo-Owned lines refer to subscriptions sold directly or indirectly by TiVo to consumers who have TiVo-enabled DVRs and for which TiVo incurs acquisition costs. The MSOs/Broadcasters lines refer to subscriptions sold to consumers by MSOs/Broadcasters such as DIRECTV, Cablevision Mexico, Seven (Australia), and Comcast for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the percent of TiVo-Owned subscriptions for which consumers pay recurring fees, including on a monthly and a prepaid one, two, or three year basis, as opposed to a one-time prepaid product lifetime fee.

We define a “subscription” as a contract referencing a TiVo-enabled DVR for which (i) a consumer has committed to pay for the TiVo service and (ii) service is not canceled. We count product lifetime subscriptions in our subscription base until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related DVR has not made contact to the TiVo service within the prior six month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total. Effective November 1, 2008, we extended the period we use to recognize product lifetime subscription revenues from 54 months to 60 months for all product lifetime subscriptions acquired on or before October 31, 2007. We now amortize all product lifetime subscriptions over a 60 month period. We are not aware of any uniform standards for defining subscriptions and caution that our presentation may not be consistent with that of other companies. Additionally, the subscription fees that some of our MSOs/Broadcasters pay us may be based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes.

TIVO INC.

OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended October 31,
TiVo-Owned Churn Rate	2009	2008
	(In thousands, except churn rate per month)
Average TiVo-Owned subscriptions	1,560	1,675
TiVo-Owned subscription cancellations	(79)	(72)

TiVo-Owned Churn Rate per month	-1.7%	-1.4%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities in our lowest cost product offerings, current economic conditions, and increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended October 31,		Twelve Months Ended October 31,
Subscription Acquisition Costs	2009	2008	2009	2008
	(In thousands, except SAC)
Sales and marketing, subscription acquisition costs	$1,206	$2,301	$4,716	11,543
Hardware revenues	(9,808)	(12,777)	(35,429)	(46,487)
Less: MSOs/Broadcasters-related hardware revenues	190	3,339	2,041	8,971
Cost of hardware revenues	14,436	16,339	53,711	65,907
Less: MSOs/Broadcasters-related cost of hardware revenues	(203)	(3,100)	(2,027)	(8,205)

Total Acquisition Costs	5,821	6,102	23,012	31,729

TiVo-Owned Subscription Gross Additions	34	44	161	237
Subscription Acquisition Costs (SAC)	$171	$139	$143	$134

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total TiVo-Owned acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. We define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties subscription gross additions, such as MSOs/Broadcasters’ gross additions with

TiVo subscriptions, in our calculation of SAC because we typically incur limited or no acquisition costs for these new subscriptions, and so we also do not include MSOs/Broadcasters’ sales and marketing, subscription acquisition costs, hardware revenues, or cost of hardware revenues in our calculation of TiVo-Owned SAC. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended October 31,
TiVo-Owned Average Revenue per Subscription	2009	2008
	(In thousands, except ARPU)
Total Service revenues	$37,701	$47,676
Less: MSOs/Broadcasters-related service revenues	(1,893)	(5,772)

TiVo-Owned-related service revenues	35,808	41,904
Average TiVo-Owned revenues per month	11,936	13,968
Average TiVo-Owned per month subscriptions	1,560	1,675

TiVo-Owned ARPU per month	$7.65	$8.34

	Three Months Ended October 31,
MSOs/Broadcasters Average Revenue per Subscription	2009	2008
	(In thousands, except ARPU)
Total Service revenues	$37,701	$47,676
Less: TiVo-Owned-related service revenues	(35,808)	(41,904)

*MSOs/Broadcasters-related service revenues	1,893	5,772
Average MSOs/Broadcasters revenues per month	631	1,924
Average MSOs/Broadcasters per month subscriptions	1,378	1,868

*MSOs/Broadcasters ARPU per month	$0.46	$1.03

*	MSOs/Broadcasters-related ARPU in the third quarter ended October 31, 2009 would have been approximately $0.88, but for the one time reduction of $1.8 million in MSOs/Broadcasters-related service revenues and the one time reduction of 146,000 subscriptions associated with the correction of subscription over-reporting error by DIRECTV.

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience research measurement. ARPU does not include rebates, revenue share, and other payments to channel that reduce our GAAP revenues. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share, and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs/Broadcaster-related service revenues (which includes MSOs/Broadcasters’ subscription service revenues and MSOs/Broadcasters’-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.

We calculate ARPU per month for MSOs/Broadcasters’ subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs/Broadcasters’-related service revenues by the average MSOs/Broadcasters’ subscriptions for the period.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s future business and growth strategies including TiVo’s mass distribution strategy and the timing of additional mass distribution deals, profitability and financial guidance, nature and timing of distribution of the TiVo service domestically with Comcast, RCN, DIRECTV, and Cox and internationally in Australia, New Zealand, United Kingdom (with Virgin Media) and other regions, growth and innovation in TiVo’s advertising and audience research measurement business, the timing and availability of broadband content and service offerings, the results of TiVo’s litigation with EchoStar, how TiVo intends to exploit its intellectual property, TiVo’s future marketing spend and related activities, and financial performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, Quarterly Reports on Form 10-Q since then, and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: November 24, 2009	By:	/s/ ANNA BRUNELLE
Anna Brunelle
Chief Financial Officer
(Principal Financial and Accounting Officer)